Exhibit 10.8

WAIVER AND CONSENT

THIS WAIVER AND CONSENT (“Consent”) is made and entered into this 7th day of September 2023, by and among, JEPLAN, Inc., a Japanese corporation (kabushiki kaisha) incorporated under the laws of Japan (the “Company”), AP Acquisition Corp, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SPAC”), and JAFCO SV4 Investment Limited Partnership, a limited partnership established under the laws of Japan and represented by its general partner, JAFCO Group Co., Ltd., a joint stock company incorporated under the laws of Japan (“Shareholder”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, on June 16, 2023, JEPLAN Holdings, Inc., a joint-stock company (kabushiki kaisha) established in accordance with the laws of Japan and a direct wholly-owned Subsidiary of the Company (“PubCo”), the Company, SPAC, and JEPLAN MS, Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned Subsidiary of PubCo (“Merger Sub”) entered into a Business Combination Agreement (as the same may be amended, restated and/or supplemented from time to time, the “Business Combination Agreement”) pursuant to which, among other things, (a) PubCo and the Company will implement and consummate the Pre-Merger Reorganization, upon which the Company will become a wholly-owned Subsidiary of PubCo and all Company Shareholders will, subject to the terms and conditions of the Business Combination Agreement, become holders of the PubCo Common Shares or PubCo ADSs; and (b) following the Pre-Merger Reorganization, Merger Sub will merge with and into SPAC, with SPAC being the surviving entity and becoming a wholly-owned Subsidiary of PubCo;

WHEREAS, Shareholder is, as of the date of this Consent, the sole legal owner of such number of Company Class A common shares set forth opposite such Shareholder’s name on Schedule A hereto (such shares, together with any other Company shares that such Shareholder may acquire after the date of this Consent and during the term of this Consent, being collectively referred to herein as the “Subject Shares” of such Shareholder);

WHEREAS, in connection with Shareholder’s acquisition of the Subject Shares, Shareholder is party to those certain Memoranda of Understanding, dated August 14, 2014 and December 4, 2015 (together, the “MOUs”), each of which contain certain restrictions on the ability of Shareholder to transfer or sell the Subject Shares;

WHEREAS, the Business Combination Agreement includes a covenant for the Company to use its commercially reasonable efforts to cause Shareholder (among others) to enter into a shareholder support agreement substantially in the form attached hereto as Exhibit A (the “Shareholder Support Agreement”) and a lock-up agreement substantially in the form attached hereto as Exhibit B (the “Shareholder Lock-Up Agreement”), which agreements include, among other things, further restrictions on Shareholder’s ability to transfer or sell the Subject Shares and the PubCo Common Shares (including PubCo Common Shares in the form of PubCo ADSs) that Shareholder may acquire in connection with the Pre-Merger Reorganization in exchange for the Subject Shares;

WHEREAS, Section 5.2(a)(i) of the Shareholder Support Agreement requires Shareholder to obtain the prior written consent of each of the Company and SPAC before Shareholder can sell, transfer, tender, grant, pledge, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contracts, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person other than pursuant to the Pre-Merger Reorganization;

WHEREAS, as a condition to its willingness to enter into the Shareholder Support Agreement and the Shareholder Lock-Up Agreement, Shareholder has requested that it be permitted during the period from the date of Shareholder Support Agreement through the earlier of (i) the date of the consummation the Pre-Merger Reorganization or (ii) the termination of the Business Combination Agreement, to Transfer to a third party all or a portion of the Subject Shares; and

WHEREAS, each of the Company and SPAC deems it in the best interests of their respective stakeholders and in furtherance of the proposed Business Combination Agreement to grant Shareholder a waiver of the restrictions on Transfer set forth in Section 5.2(a)(i) of the Shareholder Support Agreement subject to and conditioned upon the terms set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Consent as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Consent and the Shareholder Support Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Subject to the execution by Shareholder of the Shareholder Support Agreement and the Shareholder Lock-Up Agreement, each of the Company and SPAC hereby agrees to waive, and so waives in advance, the application to Shareholder of Section 5.2(a)(i) of the Shareholder Support Agreement, with effect from the date of the initial public filing by PubCo of the Proxy/Registration Statement on Form F-4 with the U.S. Securities and Exchange Commission through the earlier of (i) the consummation of the Pre-Merger Reorganization or (ii) the termination of the Business Combination Agreement, and in so doing consent to the Transfer by Shareholder of all or part of the Subject Shares, subject to the following terms and conditions:

A.	Shareholder shall resign, or cause its nominee to resign, with immediate effect from the position as an “Observer” to the Company Board (and any board of directors or advisory board of any affiliate of the Company, including, but not limited to, PET Refine Technology Co., Ltd., its “Subsidiary”) and will forego any further right (other than rights available to all Company shareholders) to receive copies of any further information from the Company regarding the Company’s business, operations or financial affairs or to participate in any discussions, negotiations, or conversations with the Company, its Subsidiary, and their respective management and boards of directors.

B.	Prior to contacting any potential purchasers (each such potential purchaser, a “Potential Purchaser”), Shareholder shall consult with Company in good faith and provide the Company with the names of any Potential Purchasers of the Subject Shares it wishes to solicit, directly or indirectly, or who have otherwise contacted Shareholder with respect to same.

C.	The Company agrees to make its senior management reasonably available to any Potential Purchaser, if requested by Shareholder, to facilitate such Potential Purchaser’s due diligence investigation in connection with a potential acquisition of the Subject Shares, in whole or in part.

D.	In the event that the Shareholder agrees to sell the Subject Shares to a Potential Purchaser, the Shareholder shall promptly notify the Company of the name of such Potential Purchaser and material terms of such purchase, including but not limited to the number of Subject Shares to be sold and the associated purchase price.

E.	Shareholder shall ensure that the definitive transaction documents and sales agreement executed by each of the Shareholder and the Potential Purchaser (the “Purchase Agreements”) shall provide, among other things, (i) that the transfer and sale shall be subject to applicable Japanese and U.S. laws and regulations; (ii) confidentiality obligations and restrictions on trading consistent with the Confidentiality Agreement entered into by the Shareholder and the Company, dated June 7, 2023; (iii) if the Potential Purchaser acquires 3% or more of the voting rights of the Company’s outstanding share capital as of the date of the completion of such purchase, the Potential Purchaser shall, concurrently with the execution and delivery of the Purchase Agreements, execute and deliver to the Company a shareholder lock-up agreement in substantially the same form as the Shareholder Lock-Up Agreement; and (iv) that in the event the aggregate voting rights under all Shareholder Support Agreements entered into in conjunction with the Business Combination Agreement is less than 66-2/3% (whether as a result of Shareholder’s sale of all or part of the Subject Shares or otherwise) at the time of the consummation of the Purchase Agreements, the Potential Purchaser shall execute and deliver, concurrently with the completion of such sale, to the Company the Shareholder Support Agreement. Further, if the Potential Purchaser requires and seeks registration rights with respect to the Subject Shares, Company and SPAC shall take such actions so as to provide such rights as are consistent with the Registration Rights Agreement under the Business Combination Agreement.

F.	Shareholder acknowledges and agrees that it has had an opportunity to consult with such counsel as it has considered necessary and appropriate to inform it of the U.S. and Japanese legal restrictions, including applicable securities laws, imposed on the Company and the SPAC with respect to the Business Combination Agreement and the transactions contemplated thereby, including with respect to any public communication relating thereto. Shareholder agrees that it will (i) offer and sell the Subject Shares, including any marketing and other activities related thereto, only in compliance with applicable Japanese and U.S. securities laws and (ii) take no action that may obstruct, delay, or diminish the prospects for the successful consummation of the Transactions and will conduct any marketing and other activities with respect to a potential sale of the Subject Shares consistent therewith.

G.	Shareholder acknowledges that any sale or transfer of all or part of the Subject Shares is subject to (i) prior consultation with the Company and its Executive Chairman of any proposed sale or transfer and (ii) the prior written approval of the Company Board as set forth in Article 12 of each of the MOUs. Shareholder hereby covenants and agrees that no such sale or transfer shall be made except in strict compliance with the requirements of each such Article 12. Subject to there being no breach by the Shareholder of its obligations under this Consent, then upon the Shareholder’s notification to the Company of a proposed transfer or sale of Subject Shares, the Company shall take such action as shall be necessary to obtain approval from the Company Board for the transfer and sale of the Subject Shares, or any of them, to the Potential Purchaser.

H.	Shareholder agrees not to make any public announcement of any kind, oral or written, with respect to the proposed or actual sale of the Subject Shares; provided, however, that this provision shall not apply to disclosures by the Shareholder to it members as may be necessary for the Shareholder’s business, or disclosures pursuant to laws and regulations, the rules of government agencies, stock exchanges, the Financial Instruments Firms Association of Japan, and other equivalent agencies or authorities.

I.	The price at which the Subject Shares may be sold shall be negotiated between Shareholder and the Potential Purchasers.

2.	Governing Law and Court of Jurisdiction. This Consent shall be governed by and construed in accordance with the laws of Japan. The Tokyo District Court shall have exclusive jurisdiction as the court of first instance for the resolution of any Action or dispute arising out of, or relating in any way to, this Consent.

3.	Effect of Waiver. The consent and waiver set forth in this Consent is a one-time consent and waiver and shall not be deemed to be a waiver or modification of any other term or condition of the Shareholder Support Agreement, the Shareholder Lock-Up Agreement or any of the other documents referred to therein. Except as provided herein, all of the terms, conditions and provisions of the Shareholder Support Agreement and Shareholder Lock-Up Agreement shall remain unmodified and in full force and effect.

4.	Miscellaneous. The provisions of Article VII, Section 7.1 (Notice) and Section 7.3 (Miscellaneous) of the Shareholder Support Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

5.	Counterparts. This Consent may be signed in any number of counterparts (including fax or PDF) with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Consent.

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IN WITNESS WHEREOF, each of the parties set forth above has executed this Consent as of the day and year above first written.

JEPLAN, INC.

By:	/s/ Masaki Takao
Name: Masaki Takao
Title: Representative Director and Chief Executive Officer

In the presence of:

Witness

Signature:	/s/ Masayuki Fujii

Print Name: Masayuki Fujii

IN WITNESS WHEREOF, each of the parties set forth above has executed this Consent as of the day and year above first written.

AP ACQUISITION CORP

By:	/s/ Keiichi Suzuki
Name: Keiichi Suzuki
Title: Chief Executive Officer and Director

In the presence of:

Witness

Signature:	/s/ Shinya Takizawa

Print Name: Shinya Takizawa

IN WITNESS WHEREOF, each of the parties set forth above has executed this Consent as of the day and year above first written.

JAFCO SV4 INVESTMENT LIMITED PARTNERSHIP

By: JAFCO GROUP CO., LTD., its General Partner

By:	/s/ Keisuke Miyoshi
Name: Keisuke Miyoshi
Title: President & CEO

In the presence of:

Witness

Signature:	/s/ Yoshinaga Tanimoto

Print Name: Yoshinaga Tanimoto

SCHEDULE A

PARTICULARS OF SHAREHOLDER AND SUBJECT SHARES

Name of Shareholder	Number of Shares	Address
JAFCO SV4 Investment Limited Partnership (represented by JAFCO Group Co., Ltd., its general partner)	16,400	Toranomon Hills Mori Tower 24F 1-23-1 Toranomon, Minato-ku, Tokyo, Japan, 105-6324

EXHIBIT A

FORM OF SHAREHOLDER SUPPORT AGREEMENT

EXHIBIT B

FORM OF SHAREHOLDER LOCK-UP AGREEMENT